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                                                              Exhibit 10.23(d)


                          [LETTER HEAD OF FLEET BANK]


August 18, 1995

Michael J. Landine
Chief Financial Officer
Alkermes, Inc.
64 Sidney Street
Cambridge MA 02139

Dear Mike;

Reference is made to the letter agreement dated November 19, 1992, as amended (the "Letter Agreement") between Alkermes Inc. ("the Borrower") and Fleet Bank of Massachusetts, N.A. ("the Bank"), and related financing documents, as amended.

The Letter Agreement shall be amended by adding to the definition of "Indebtedness" contained in Section 7.1 of the Letter Agreement, at the end of such definition, the following:

"Furthermore, for the purposes of Sections 3.7, 4.1 and 5.1(g) above, 'Indebtedness' will not be deemed to include the obligations of the Borrower to Schering Corporation ("Schering") to repay certain prepaid royalties in an
amount of up to $[          ] (and the interest thereon) which were paid to the
Borrower pursuant to the Prepaid Royalty Agreement between the Alkermes Controlled Therapeutics, Inc. ("ACTI") and Schering dated July 26, 1995; provided that the ACTI's obligations to repay such amount may (at the Borrower's option) be satisfied either by the payment of cash or by issuance to Schering of stock in the Borrower."

Except as expressly set forth above, nothing contained herein will be deemed to constitute a waiver or a release of any provision of the Letter Agreement and related financing documents. Nothing contained herein will be in any event be deemed to constitute an agreement to give a waiver or release or to agree to any amendment or modification of any provision of the Letter Agreement or related financing documents on any future occasion.

Very Truly Yours,


/s/Catherine Bruton
Catherine Bruton
Vice President
High Technology


     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.